Exhibit 99.1
Asana Announces First Quarter Fiscal 2027 Results

Q1 revenue exceeded high end of guidance
Record Q1 GAAP operating margin, up 1,600 bps year over year;
record non-GAAP operating margin of 11.5%, up 720 bps year over year
Announces acquisition of StackAI, expanding Asana’s cross-system workflow orchestration capabilities for human-agent teams

May 28, 2026 – San Francisco, CA – Asana, Inc. (NYSE: ASAN)(LTSE: ASAN), the operating system for human-agent teams, today reported financial results for its first quarter fiscal 2027 ended April 30, 2026.

“Asana is the operating system for human-agent teams,” said Dan Rogers, Chief Executive Officer of Asana. “We believe the real enterprise productivity unlock from AI comes when humans and agents work together across the critical workflows that run the business. Customers are increasingly using AI Studio and AI Teammates to coordinate work faster, automate complex processes, and embed AI more deeply into their operations. The addition of StackAI strengthens our position as the operating system for human-agent teams by enabling customers to coordinate complex, cross-system workflows across humans and AI agents.”
“We exceeded the high end of our guided metrics and improved NRR for the fourth consecutive quarter,” said Aziz Megji, Chief Financial Officer of Asana. “The business continues to show improving fundamentals, supported by momentum in AI product adoption, customer expansion, and operating efficiency. The acquisition of StackAI further differentiates our operating system for human-agent teams and reinforces our confidence in Asana’s long-term growth and profitability potential.”

First Quarter Fiscal 2027 Financial Highlights

•Revenues: Revenues were $205.1 million, an increase of 9.5% year over year.
•Operating Income/Loss: GAAP operating loss was $15.2 million, or 7% of revenues, compared to GAAP operating loss of $43.9 million, or 23% of revenues, in the first quarter of fiscal 2026. Non-GAAP operating income was $23.6 million, or 11.5% of revenues, compared to non-GAAP operating income of $8.1 million, or 4% of revenues, in the first quarter of fiscal 2026.
•Net Income/Loss: GAAP net loss was $14.4 million, compared to GAAP net loss of $40.0 million in the first quarter of fiscal 2026. GAAP net loss per share was $0.06, compared to GAAP net loss per share of $0.17 in the first quarter of fiscal 2026. Non-GAAP net income was $24.4 million, compared to non-GAAP net income of $12.0 million in the first quarter of fiscal 2026. Non-GAAP diluted net income per share was $0.10, compared to non-GAAP diluted net income per share of $0.05 in the first quarter of fiscal 2026.
•Cash Flow: Cash flows from operating activities were $40.2 million, compared to $6.8 million in the first quarter of fiscal 2026. Adjusted free cash flow was $34.4 million, compared to $9.9 million in the first quarter of fiscal 2026.

First Quarter Fiscal 2027 Business Highlights

•The number of Core customers, or customers spending $5,000 or more on an annualized basis, grew to 26,103, an increase of 7% year over year. Revenues from Core customers grew 10% year over year.
•The number of customers spending $100,000 or more on an annualized basis grew to 817, an increase of 12% year over year.
•Overall dollar-based net retention rate was 96%.
•Dollar-based net retention rate for Core customers was 97%.

Exhibit 99.1
•Dollar-based net retention rate for customers spending $100,000 or more on an annualized basis was 96%.
•Appointed Aziz Megji as Chief Financial Officer to lead Asana’s financial strategy, planning, investor relations, and capital allocation.
•Introduced AI Teammates to all customers — ready-to-deploy agents assigned like team members to lead initiatives, manage approvals, and coordinate deliverables autonomously alongside humans.
•Ranked #1 Most Innovative Company in the Workplace category by Fast Company, validating that AI agents should be shared teammates embedded in how real teams work.
•Received the Google Cloud Partner of the Year award, underscoring Asana’s position as a strategic enterprise partner for connecting work management with the broader Google ecosystem.
•Named the only vendor to earn Customers' Choice distinction in both Gartner Voice of the Customer reports for Collaborative Work Management and Adaptive Project Management and Reporting.
•Recognized global customers through 2026 Work Innovation Award winners for leveraging Asana and AI to automate workflows, increase productivity, and drive measurable business results across industries.
•Expanded customer engagement through Asana on Tour events in Boston, Los Angeles, and Dallas, providing hands-on education and best practice sharing to help organizations deepen product adoption, learn new workflows, and maximize platform value.

Financial Outlook

For the second quarter of fiscal 2027, Asana expects:

•Revenues of $213 million to $215 million, representing year-over-year growth of 8.2% to 9.2%, inclusive of an expected contribution of approximately 50 basis points to growth from the StackAI acquisition.
•Non-GAAP operating income of $18 million to $20 million, with 8.5% to 9.3% operating margin.
•Non-GAAP net income per share of $0.08 to $0.09, assuming diluted weighted average shares outstanding of approximately 237 million.

For fiscal 2027, Asana expects:

•Revenues of $855.5 million to $863.5 million, representing year-over-year growth of 8.2% to 9.2%, inclusive of an expected contribution of approximately 50 basis points to growth from the StackAI acquisition.
•Non-GAAP operating margin of at least 9.75%.
•Non-GAAP net income per share of $0.37, assuming diluted weighted average shares outstanding of approximately 239 million.

These statements are forward-looking and actual results may materially differ. Refer to the “Forward-Looking Statements” section below for information on the factors that could cause Asana’s actual results to materially differ from these forward-looking statements.

A reconciliation of non-GAAP outlook measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, many of these costs and expenses that may be incurred in the future. Asana has provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for its first quarter fiscal year 2027 non-GAAP results included in this press release.

Exhibit 99.1
Earnings Conference Call Information

Asana will hold a conference call and live webcast today to discuss these results at 1:30 p.m. Pacific Time. A live webcast and replay will be available on the Asana Investor Relations webpage at: https://investors.asana.com.

Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include, but are not limited to, statements about our financial and operational performance, expectations related to our market opportunity, the potential and impact of AI, the expected benefits of AI Studio and AI Teammates, including our expectations regarding revenue to be generated by AI Studio and AI Teammates, our ability to execute on our current strategies, including our acquisition of StackAI, our expectations regarding our acquisition of StackAI, including the potential benefits of the acquisition, our technology and brand position, expectations regarding product launches and capabilities, our growth and expansion opportunities, Asana’s outlook for the fiscal quarter ending July 31, 2026 and the full fiscal year ending January 31, 2027, Asana’s outlook for the expected benefits of our offerings, and our market position. Forward-looking statements generally relate to future events or Asana’s future financial or operating performance. Forward-looking statements include all statements that are not historical facts and in some cases can be identified by terms such as “anticipate,” “expect,” “intend,” “plan,” “believe,” “continue,” “could,” “potential,” “may,” “will,” “goal,” or similar expressions and the negatives of those terms. However, not all forward-looking statements contain these identifying words. Forward-looking statements involve known and unknown risks, uncertainties and other factors, including factors beyond Asana’s control, that may cause Asana’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to: Asana’s ability to achieve future growth and sustain its growth rate, Asana’s ability to attract and retain customers and increase sales to its customers, Asana’s ability to develop and release new products and services and to scale its platform, including the successful integration of AI, Asana’s ability to increase adoption of its platform through Asana’s self-service model, Asana’s ability to maintain and grow its relationships with strategic partners, the highly competitive and rapidly evolving market in which Asana participates, Asana’s international expansion strategies, and broader macroeconomic conditions. Further information on risks that could cause actual results to differ materially from forecasted results are included in Asana’s filings with the SEC, including Asana’s Annual Report on Form 10-K for the year ended January 31, 2026 and subsequent filings with the SEC. Any forward-looking statements contained in this press release are based on assumptions that Asana believes to be reasonable as of this date. Except as required by law, Asana assumes no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Use of Non-GAAP Financial Measures

To supplement Asana’s consolidated financial statements, which are prepared and presented in accordance with GAAP, Asana utilizes certain non-GAAP financial measures to assist in understanding and evaluating its core operating performance. In this release, Asana’s non-GAAP gross margin, operating income, operating income as a percentage of revenue, operating margin, net income, basic and diluted net income per share, adjusted free cash flow, and revenues adjusted for the impact of foreign currency are not presented in accordance with GAAP and are not intended to be used in lieu of GAAP presentations of results of operations. These non-GAAP financial measures, which may be different from

Exhibit 99.1
similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of Asana’s financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures which can be found in the accompanying financial statements included with this press release.

Asana is presenting these non-GAAP financial measures because it believes that these non-GAAP financial measures provide useful information about its financial performance, enhance the overall understanding of Asana’s past performance and future prospects, facilitate period-to-period comparisons of operations against other companies in Asana’s industry, and allow for greater transparency with respect to important metrics used by Asana’s management for financial and operational decision-making.

Asana believes the following adjustments and exclusions from its non-GAAP financial measures are useful to investors and others in assessing Asana’s operating performance due to the following factors:

•Stock-based compensation expenses. Although stock-based compensation is an important aspect of the compensation of our employees and executives, management believes it is useful to exclude stock-based compensation expenses to better understand the long-term performance of Asana’s core business and to facilitate comparison of its results to those of peer companies.
•Amortization of stock-based compensation capitalized in internal-use software. Consistent with our exclusion of stock-based compensation expenses, management believes it is useful to exclude the amortization of stock-based compensation capitalized in internal-use software in order to better understand the long-term performance of Asana’s core business and to facilitate comparison of its results to those of peer companies.
•Employer payroll tax associated with RSUs. The amount of employer payroll tax-related items on employee stock transactions is dependent on Asana’s stock price and other factors that are beyond its control and that do not correlate to the operation of the business.
•Non-cash expenses. Non-cash expenses include charges for impairment of long-lived assets. We believe the exclusion of certain non-cash items provides useful supplemental information to investors and facilitates the analysis of its operating results and comparison of operating results across reporting periods.
•Restructuring related costs (benefits). These charges are associated with the re-alignment of our organization to meet business needs, top strategic priorities, and key growth opportunities. We believe it is useful to exclude these expenses in order to better understand the long-term performance of our core business, to facilitate comparison of our results to those of peer companies, and to facilitate comparison over multiple periods.
•Acquisition-related costs. Acquisition-related costs include direct transaction costs, such as professional and advisory fees. We believe it is useful to exclude these costs to facilitate the comparison of our financial results to those of peer companies, and to facilitate comparison over multiple periods.
•Revenues adjusted for the impact of foreign currency. Calculated by applying the comparative prior period average exchange rates to revenue recognized on invoices billed in currencies other than United States dollars in the current period. Asana provides revenues adjusted for the impact of foreign exchange rates as a framework for assessing how our underlying business performed from period to period, excluding the effects of foreign currency fluctuations. The growth rates for revenues adjusted for the impact of foreign currency are calculated by comparing the revenues adjusted for the impact of foreign currency in the current period to the GAAP revenue from the comparable prior period.

Exhibit 99.1

There are a number of limitations related to the use of non-GAAP financial measures as compared to GAAP financial measures, including that the non-GAAP financial measures exclude stock-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in Asana’s business and an important part of its compensation strategy.

In addition to the non-GAAP financial measures outlined above, Asana also uses the non-GAAP financial measure of adjusted free cash flow, which is defined as free cash flow plus costs paid related to restructuring. Asana believes adjusted free cash flow is an important liquidity measure of the cash that is available, after capital expenditures and operational expenses, for investment in its business and to make acquisitions. Asana believes that adjusted free cash flow is useful to investors as a liquidity measure because it measures Asana’s ability to generate or use cash. There are a number of limitations related to the use of adjusted free cash flow as compared to net cash from operating activities, including that adjusted free cash flow excludes capital expenditures, the benefits of which are realized in periods subsequent to those when expenditures are made.

Definitions of Business Metrics

Customers spending $5,000 or more on an annualized basis, or Core customers

We define customers spending $5,000 or more, which we also refer to as Core customers, as those organizations on a paid subscription plan that had $5,000 or more in annualized GAAP revenues in a given quarter, inclusive of discounts.

Customers spending $100,000 or more on an annualized basis

We define customers spending $100,000 or more as those organizations on a paid subscription plan that had $100,000 or more in annualized GAAP revenues in a given quarter, inclusive of discounts.

Dollar-based net retention rate

Asana’s reported dollar-based net retention rate equals the simple arithmetic average of its quarterly dollar-based net retention rate for the four quarters ending with the most recent fiscal quarter. Asana calculates its dollar-based net retention rate by comparing its revenues from the same set of customers in a given quarter, relative to the comparable prior-year period. To calculate Asana’s dollar-based net retention rate for a given quarter, Asana starts with the revenues in that quarter from customers that generated revenues in the same quarter of the prior year. Asana then divides that amount by the revenues attributable to that same group of customers in the prior-year quarter. Current period revenues include any upsells and are net of contraction or attrition over the trailing 12 months, but exclude revenues from new customers in the current period. Asana expects its dollar-based net retention rate to fluctuate in future periods due to a number of factors, including the expected growth of its revenue base, the level of penetration within its customer base, its ability to retain its customers, and the macroeconomic environment.

About Asana
Asana is the operating system for human-agent teams. Built on the Enterprise Work Graph and 18 years of multiplayer architecture, Asana is where an organization’s humans and agents run critical workflows together - from a shared plan, with shared memory, all under enterprise-grade governance. Learn more at asana.com.

Exhibit 99.1
Disclosure of Material Information
Asana announces material information to its investors using SEC filings, press releases, public conference calls, and on its investor relations page of Asana’s website at https://investors.asana.com. Asana uses these channels, as well as social media, including its X (formerly Twitter) account (@asana), its blog (blog.asana.com), its LinkedIn page (www.linkedin.com/company/asana), its Instagram account (@asana), its Facebook page (www.facebook.com/asana/), Threads profile (@asana) and TikTok account (@asana), to communicate with investors and the public about Asana, its products and services and other matters. Therefore, Asana encourages investors, the media and others interested in Asana to review the information it makes public in these locations, as such information could be deemed to be material information.

Eva Leung
Asana Investor Relations
ir@asana.com

Frances Ward
Asana Communications
press@asana.com

Exhibit 99.1
ASANA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended April 30,
	2026	2025
Revenues	$205,095	$187,267
Cost of revenues(1)	25,414	19,227
Gross profit	179,681	168,040
Operating expenses:
Research and development(1)	66,089	75,127
Sales and marketing(1)	92,464	99,841
General and administrative(1)	36,368	36,976
Total operating expenses	194,921	211,944
Loss from operations	(15,240)	(43,904)
Interest income and other income (expense), net	2,903	5,830
Interest expense	(649)	(791)
Loss before provision for income taxes	(12,986)	(38,865)
Provision for income taxes	1,419	1,153
Net loss	$(14,405)	$(40,018)
Net loss per share:
Basic and diluted	$(0.06)	$(0.17)
Weighted-average shares used in calculating net loss per share:
Basic and diluted	238,164	234,859
_______________
(1) Amounts include stock-based compensation expense as follows:

	Three Months Ended April 30,
	2026	2025
Cost of revenues	$504	$344
Research and development	18,068	24,364
Sales and marketing	8,739	14,823
General and administrative	9,011	8,636
Total stock-based compensation expense	$36,322	$48,167

ASANA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	April 30, 2026	January 31, 2026
Assets
Current assets
Cash and cash equivalents	$193,656	$199,835
Marketable securities	230,984	234,210
Restricted cash	696	418
Accounts receivable, net	73,483	110,312
Prepaid expenses and other current assets	51,664	48,573
Total current assets	550,483	593,348
Property and equipment, net	88,911	88,313
Operating lease right-of-use assets	136,236	133,422
Other assets	29,882	29,005
Total assets	$805,512	$844,088
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$25,155	$18,822
Accrued expenses and other current liabilities	105,559	123,716
Deferred revenue, current	322,931	333,636
Operating lease liabilities, current	25,999	24,846
Total current liabilities	479,644	501,020
Deferred revenue, noncurrent	187	220
Operating lease liabilities, noncurrent	183,944	183,749
Other liabilities	4,755	4,982
Total liabilities	668,530	689,971
Stockholders' equity
Common stock	2	2
Additional paid-in capital	2,343,418	2,299,616
Accumulated other comprehensive income	2,658	4,205
Accumulated deficit	(2,209,096)	(2,149,706)
Total stockholders’ equity	136,982	154,117
Total liabilities and stockholders’ equity	$805,512	$844,088

ASANA, INC.
SUMMARY OF CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended April 30,
	2026	2025
Cash flows from operating activities
Net loss	$(14,405)	$(40,018)
Adjustments to reconcile net loss to net cash provided by operating activities:
Allowance for expected credit losses	493	1,027
Depreciation and amortization	6,052	4,963
Amortization of deferred contract acquisition costs	6,836	6,691
Stock-based compensation expense	36,322	48,167
Net accretion of discount on marketable securities	(255)	(736)
Non-cash lease expense	4,910	4,540
Amortization of discount on revolving credit facility and term loan issuance costs	30	30
Changes in operating assets and liabilities:
Accounts receivable	36,462	18,738
Prepaid expenses and other current assets	(10,055)	(8,846)
Other assets	(944)	(714)
Accounts payable	7,354	(1,724)
Accrued expenses and other liabilities	(15,464)	(7,442)
Deferred revenue	(10,738)	(12,512)
Operating lease liabilities	(6,354)	(5,400)
Net cash provided by operating activities	40,244	6,764
Cash flows from investing activities
Purchases of marketable securities	(50,043)	(34,055)
Maturities of marketable securities	52,515	41,000
Purchases of property and equipment	(2,808)	(638)
Capitalized internal-use software costs	(3,086)	(2,131)
Net cash (used in) provided by investing activities	(3,422)	4,176
Cash flows from financing activities
Repayment of term loan	(2,500)	—
Repurchases of common stock	(44,985)	(14,526)
Proceeds from exercise of stock options	686	1,257
Proceeds from employee stock purchase plan	4,874	7,746
Net cash used in financing activities	(41,925)	(5,523)
Effect of foreign exchange rates on cash, cash equivalents, and restricted cash	(798)	3,799
Net (decrease) increase in cash, cash equivalents, and restricted cash	(5,901)	9,216
Cash, cash equivalents, and restricted cash
Beginning of period	200,253	184,864
End of period	$194,352	$194,080

ASANA, INC.
Reconciliation of GAAP to Non-GAAP Data
(in thousands, except percentages)
(unaudited)

	Three Months Ended April 30,
	2026	2025
Reconciliation of gross profit and gross margin
GAAP gross profit	$179,681	$168,040
Plus: stock-based compensation-related charges(1)	1,613	354
Non-GAAP gross profit	$181,294	$168,394
GAAP gross margin	87.6%	89.7%
Non-GAAP adjustments	0.8%	0.2%
Non-GAAP gross margin	88.4%	89.9%
Reconciliation of operating expenses
GAAP research and development	$66,089	$75,127
Less: stock-based compensation-related charges(1)	(18,572)	(25,322)
Adjustment for: restructuring costs	—	(948)
Non-GAAP research and development	$47,517	$48,857
GAAP research and development as percentage of revenue	32.2%	40.1%
Non-GAAP research and development as percentage of revenue	23.2%	26.1%

GAAP sales and marketing	$92,464	$99,841
Less: stock-based compensation-related charges(1)	(8,949)	(15,286)
Adjustment for: restructuring costs	—	(831)
Non-GAAP sales and marketing	$83,515	$83,724
GAAP sales and marketing as percentage of revenue	45.1%	53.3%
Non-GAAP sales and marketing as percentage of revenue	40.7%	44.7%

GAAP general and administrative	$36,368	$36,976
Less: stock-based compensation-related charges(1)	(9,135)	(8,862)
Adjustment for: restructuring costs	—	(438)
Less: acquisition-related costs	(547)	—
Non-GAAP general and administrative	$26,686	$27,676
GAAP general and administrative as percentage of revenue	17.7%	19.7%
Non-GAAP general and administrative as percentage of revenue	13.0%	14.8%
Reconciliation of operating loss and operating margin
GAAP loss from operations	$(15,240)	$(43,904)
Plus: stock-based compensation-related charges(1)	38,269	49,824
Adjustment for: restructuring costs	—	2,217
Plus: acquisition-related costs	547	—
Non-GAAP income from operations	$23,576	$8,137
GAAP operating margin	(7.4)%	(23.4)%
Non-GAAP adjustments	18.9%	27.7%
Non-GAAP operating margin	11.5%	4.3%

ASANA, INC.
Reconciliation of GAAP to Non-GAAP Data
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended April 30,
	2026	2025
Reconciliation of net income (loss)
GAAP net loss	$(14,405)	$(40,018)
Plus: stock-based compensation-related charges(1)	38,269	49,824
Adjustment for: restructuring costs	—	2,217
Plus: acquisition-related costs	547	—
Non-GAAP net income	$24,411	$12,023
Reconciliation of net income (loss) per share
GAAP net loss per share, basic	$(0.06)	$(0.17)
Non-GAAP adjustments to net loss	0.16	0.22
Non-GAAP net income per share, basic	$0.10	$0.05
Weighted-average shares used in GAAP per share calculation, basic and diluted and non-GAAP per share calculation, basic	238,164	234,859

GAAP net loss per share, diluted	$(0.06)	$(0.17)
Non-GAAP adjustments to net loss	0.16	0.22
Non-GAAP net income per share, diluted	$0.10	$0.05
Weighted-average shares used in non-GAAP per share calculation, diluted	240,352	242,251

_______________
(1) Stock-based compensation-related charges include related payroll tax associated with RSUs and amortization of stock-based compensation capitalized in internal-use software. We began excluding amortization of stock-based compensation capitalized in internal-use software from our non-GAAP measures starting in the quarter ended April 30, 2026 and have presented the change prospectively as prior period amounts were immaterial. The amounts of amortization of stock-based compensation capitalized in internal-use software was $1.1 million for the three months ended April 30, 2026 and was $0.6 million for the three months ended April 30. 2025. This change has no impact on our GAAP financial results.

	Three Months Ended April 30,
	2026	2025
Computation of free cash flow and adjusted free cash flow
Net cash (used in) provided by investing activities	$(3,422)	$4,176
Net cash used in financing activities	$(41,925)	$(5,523)
Net cash provided by operating activities	$40,244	$6,764
Less: purchases of property and equipment	(2,808)	(638)
Less: capitalized internal-use software costs	(3,086)	(2,131)
Free cash flow	$34,350	$3,995
Plus: restructuring costs paid	—	5,887
Adjusted free cash flow	$34,350	$9,882

	Three Months Ended April 30,
	2026	2025
Computation of revenue adjusted for impact of foreign currency
GAAP revenue	$205,095	$187,267
Adjustment for: impact of foreign currency	(1,395)	363
Revenue adjusted for impact of foreign currency	$203,700	$187,630